CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report on the consolidated financial statements of Cardax, Inc. and Subsidiary for the years ended December 31, 2018 and 2017 dated March 27, 2019 and the inclusion of the reference as “Experts” in this Amendment No. 2 to the Registration Statement (No. 333-233281) on Form S-1 dated November 22, 2019.

/s/ KBL, LLP
KBL, LLP
New York, NY
November 22, 2019

535 Fifth Avenue, 30th Floor, New York, NY 10017	212-785-9700